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                                                                   Exhibit 99.05

                                     FORM OF

                          CONSENT AND POWER OF ATTORNEY

This Consent and Power of Attorney is being furnished to you, as a limited partner of NTS-Properties III, a Georgia limited partnership (the
"Partnership"), to obtain your consent to the proposed merger (the "Merger") of the Partnership with and into NTS Realty Holdings Limited Partnership, a Delaware limited partnership ("NTS Realty").

PART I:   LIMITED PARTNER CONSENT

The undersigned hereby consents as indicated below with respect to all of the limited partnership interests in the Partnership held by the undersigned, to the following proposals as set forth in the Joint Consent Solicitation Statement/Prospectus accompanying this Consent and Power of Attorney, without a meeting of the limited partners of the Partnership.

YOUR GENERAL PARTNER RECOMMENDS THAT YOU CONSENT "FOR" THE PROPOSALS. PLEASE SEE THE ACCOMPANYING JOINT CONSENT SOLICITATION STATEMENT/PROSPECTUS AND THE SUPPLEMENT FOR THE PARTNERSHIP FOR ADDITIONAL INFORMATION ABOUT THE PROPOSALS.

PROPOSAL 1: Approval of the Partnership's merger with and into NTS Realty.

               FOR / /             AGAINST / /           ABSTAIN / /

PROPOSAL 2: Approval of the amendments to the Partnership's limited partnership agreement described in Appendix A of the Supplement for the Partnership.

               FOR / /             AGAINST / /           ABSTAIN / /

            YOUR CONSENT MUST BE INDICATED IN BLACK OR BLUE INK. /X/

For the Merger to be approved, if you favor the Merger you must vote "FOR" the Merger and the amendments to the Partnership's limited partnership agreement. If holders of a majority of the outstanding limited partnership interests for the Partnership vote "FOR" the Merger but vote "AGAINST" the amendments to the Partnership's limited partnership agreement, the Partnership will not be able to participate in the Merger.

PART II:  POWER OF ATTORNEY

This portion of this Consent and Power of Attorney appoints Brian F. Lavin and Gregory Wells as your attorneys-in-fact for the purpose of executing all other documents and instruments advisable or necessary to complete the Merger. This power of attorney is intended solely to make it easier to complete the Merger without your having to sign multiple documents.

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Brian F. Lavin and Gregory Wells and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, with full power to act alone, to execute any and all documents in connection with the merger of NTS-Properties III with and into NTS Realty Holdings Limited Partnership on his behalf, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and


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agents, or either of them or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     By signing, you are consenting with regard to the proposals listed above and granting a power of attorney allowing two individuals to sign documents necessary to complete the merger on your behalf.

     If you sign and return this Consent and Power of Attorney without indicating a vote, you will be deemed to have voted "FOR" the Merger.

     By signing this Consent and Power of Attorney, you hereby acknowledge receipt of the Joint Consent Solicitation Statement/Prospectus dated _______________, 2004, and the Supplement dated _______, 2004 for the
Partnership, furnished with this Consent and Power of Attorney.

           IF YOU HOLD LIMITED PARTNERSHIP INTERESTS AS JOINT TENANTS
                      BOTH YOU AND THE CO-OWNER MUST SIGN.


---------------------------------      -----------------------------------------
YOUR SIGNATURE                         SIGNATURE OF CO-OWNER, IF HELD JOINTLY

---------------------------------      -----------------------------------------
YOUR PRINTED NAME                      PRINTED NAME OF CO-OWNER, IF HELD JOINTLY

DATE:                                  DATE:
      ---------------------------            -----------------------------------

If you are signing as attorney, executor, administrator, trustee or guardian or on behalf of an entity, such as a corporation, limited partnership or limited liability company, please indicate your office or capacity.

TITLE:
      ---------------------------

            [MAILING LABEL]           PLEASE DATE; SIGN EXACTLY AS YOU NAME
  (Includes name of the Partnership)   APPEARS ON THE MAILING LABEL, UNLESS
                                         YOUR NAME IS PRINTED INCORRECTLY

THIS CONSENT AND POWER OF ATTORNEY MUST BE COMPLETED AND RETURNED TO THE PARTNERSHIP IN THE ENCLOSED REPLY ENVELOPE BEFORE 5:00 P.M., EASTERN TIME, ON ________________, 2004, OR SUCH LATER DATE AS MAY BE CHOSEN BY THE GENERAL PARTNERS OF THE PARTNERSHIP AND THE OTHER AFFILIATED PUBLIC PARTNERSHIPS PROPOSING TO MERGE WITH AND INTO NTS REALTY.

IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE IN COMPLETING THE CONSENT FORM, PLEASE CALL _______________, AT (800) 928-1492, EXTENSION 544.